UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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[ ]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Rule 14a-12

CACHET FINANCIAL SOLUTIONS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Cachet Financial Solutions, Inc.

18671 Lake Drive East

Southwest Tech Center A

Minneapolis, MN 55317

January        , 2017

Dear Stockholders:

You are cordially invited to join us for a special meeting of stockholders (the “Special Meeting”), which will be held on February        , 2017 at 4:30 p.m., Central Time, at the offices of Cachet Financial Solutions, Inc., at 18671 Lake Drive East Southwest Tech Center A, Minneapolis, Minnesota 55317. Holders of record of our common stock as of January 20, 2017, are entitled to notice of and to vote at the Special Meeting.

The Notice of Special Meeting of Stockholders and the proxy statement that follow describe the business to be conducted at the Special Meeting.

We hope you will be able to attend the Special Meeting. However, even if you plan to attend in person, please vote your shares promptly to ensure that they are represented at the Special Meeting. You may submit your proxy vote by signing the enclosed proxy card and returning it in the envelope provided or, if you are a holder of common stock, you may instead submit your proxy vote by internet as described in the following materials. If you decide to attend the Special Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the Special Meeting.

We look forward to seeing you at the Special Meeting.

Very truly yours,

/s/ Jeffrey C. Mack
JEFFREY C. MACK
Chief Executive Officer and President

Cachet Financial Solutions, Inc.

18671 Lake Drive East

Southwest Tech Center A

Minneapolis, MN 55317

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS OF

CACHET FINANCIAL SOLUTIONS, INC.

Date and Time:	February , 2017 at 4:30 p.m., Central Time

Place:	Cachet Financial Solutions, Inc. 18671 Lake Drive East Southwest Tech Center A Minneapolis, MN 55317

Items of Business:	1.	Authorize the Board of Directors to amend the Certificate of Incorporation to effect a reverse split of our issued and outstanding shares of common stock (the “Reverse Stock Split”) at a ratio of between 1-for-1.01 and 1-for-4, inclusive, which ratio will be selected at the sole discretion of our Board of Directors at any whole number in the above range, with any fractional shares that would otherwise be issued as a result of the Reverse Stock Split being rounded up to the nearest whole share; provided, that our Board of Directors may abandon the Reverse Stock Split in its sole discretion;

	2.	Approval of one or more adjournments to the Special Meeting, if necessary or appropriate, to establish a quorum or to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting cast in favor of Proposal 1; and

	3.	Transact other such business as may properly come before the Special Meeting or any adjournment or postponement thereof.

Record Date:	You may vote at the Special Meeting if you were a stockholder of record at the close of business on January 20, 2017.

Voting by Proxy:	If you cannot attend the Special Meeting in person, you may vote your shares by completing, signing and promptly returning the enclosed proxy card by mail. If you are a holder of common stock, you may instead vote your shares by internet by no later than 12:00 p.m. Central Time on February , 2017 (as directed on the enclosed proxy card). If you are holder of common stock, we encourage you to vote by internet in order to reduce our mailing and handling expenses. If you will be submitting your proxy by mail, we have enclosed an envelope addressed to our transfer agent, Corporate Stock Transfer, Inc., for which no postage is required if mailed in the United States.

By Order of the Board of Directors:

Jeffrey C. Mack
Chairman

January , 2017

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON FEBRUARY           , 2017

The proxy materials for the Special Meeting, including the proxy statement, are available at http://www.cachetfinancial.com/investors/sec-filings

PROXY STATEMENT

2017 SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON FEBRUARY , 2017

The Board of Directors (the “Board”) of Cachet Financial Solutions, Inc. (“Cachet” or the “Company”) is soliciting proxies for use at the special meeting of stockholders to be held on February , 2017 (the “Special Meeting”), and at any adjournment of the Special Meeting. This proxy statement and the enclosed proxy card are first being mailed or given to stockholders on or about January               , 2017.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND VOTING

What is the purpose of the Special Meeting?

At the Special Meeting, stockholders will act upon the matters outlined in the Notice of Special Meeting of Stockholders, including (i) approval of an amendment to the Certificate of Incorporation (the “Charter Amendment”) to effect a reverse split of our issued and outstanding shares of common stock (the “Reverse Stock Split”) upon a determination by our Board that the Reverse Stock Split is necessary and appropriate (the “Charter Amendment Proposal”) and (ii) approval of one or more adjournments of the Special Meeting, if necessary, to establish a quorum or solicit additional proxies in favor of Proposal 1 (the “Adjournment Proposal”).

What is the purpose of the Reverse Stock Split?

The purpose of the Reverse Stock Split is to enable us to qualify our common stock for listing on a national stock exchange such as The Nasdaq Capital Market and to facilitate future equity capital offerings.

Our common stock is currently traded on the OTC Markets OTCQB marketplace. Such trading market is considered to be less efficient than that provided by a stock exchange such as The Nasdaq Stock Market. In order for us to list our common stock on The Nasdaq Stock Market, we must fulfill certain listing requirements, including minimum bid price requirements for our common stock. See description below regarding “Reasons for the Reverse Stock Split.”

In order to list our common stock on the Nasdaq Capital Market, among other requirements, our common stock must maintain a minimum closing bid price of $4.00.

As of January 17, 2017, the closing sale price of our Common Stock was $3.28 per share on the OTC Markets OTCQB marketplace. We believe that completing the Reverse Stock Split will result in an increase in our adjusted share price that may enable us to “uplist” our shares on the Nasdaq Capital Market, assuming all of the other listing requirements of the Nasdaq Capital Market have also been satisfied. There can be no assurance that following the Reverse Stock Split the trading price of our common stock will increase, or will increase in such proportion to permit us to “uplist” our shares on the Nasdaq Capital Market. No assurance can be given that, even if we satisfy the listing requirements of The Nasdaq Capital Market, we will apply to have our common stock listed on the exchange, or that, if we do so apply, our application will be approved, or that, if our common stock is listed on the exchange, we will be able to satisfy the maintenance requirements for continued listing. In addition, no assurances can be given that the trading price for our common stock will increase in the same proportion as the Reverse Stock Split or, if increased, that such price will be maintained.

In addition, our Board may determine to effect the Reverse Stock Split at a ratio that will facilitate efforts to accomplish future offerings of our common stock.

The Charter Amendment Proposal is discussed in detail in “Proposal No. 1: Amendment of Certificate of Incorporation to Effect a Reverse Stock Split”. The full text of the proposed Charter Amendment is included as Appendix A to this proxy statement.

Who is entitled to vote at the Special Meeting?

All holders of our common stock and Series C Convertible Preferred Stock, voting together as one class, as of January 20, 2017 (the “Record Date”). As of the Record Date, there were [              ] shares of common stock and [                  ] shares of Series C Convertible Preferred Stock issued and outstanding. Holders of Series C Convertible Preferred Stock are entitled to [          ] votes for each share of Series C Preferred Stock.

How many shares must be present to hold the Special Meeting?

In accordance with our Amended and Restated Bylaws (the “Bylaws”), shares equal to a majority of all of the shares of the outstanding common stock as of the Record Date must be present at the Special Meeting in order to hold the Special Meeting and conduct business. This is called a quorum. Your shares are counted as present at the Special Meeting if:

●	you are present and vote in person at the Special Meeting; or

●	you have properly submitted a proxy card by mail or (if applicable) internet.

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How do I vote my shares?

If your shares are registered directly in your name with our transfer agent, Corporate Stock Transfer, Inc., you are considered, with respect to those shares, a “stockholder of record.” If you are a stockholder of record, we have sent this Proxy Statement to you directly.

If your shares of common stock are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and this proxy statement is being forwarded to you by your broker, bank or nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to instruct your broker, bank or nominee how to vote on the Proposals set forth herein. Your broker, bank or other nominee will only be able to vote your shares with respect to any Proposals set forth herein if you have instructed them how to vote. Your broker, bank or other nominee has enclosed a voting instruction form for you to use to direct the broker, bank or other nominee regarding how to vote your shares. Please instruct your broker, bank or other nominee how to vote your shares using the voting instruction form you received from them. Please return your completed proxy card or voting instruction form to your broker, bank or other nominee and contact the person responsible for your account so that your vote can be counted. If your broker, bank or other nominee permits you to provide voting instructions via the Internet you may vote that way as well.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, it means that you hold shares registered in more than one account. Also, if you own both common stock and Series C Convertible Preferred Stock you will receive two mailings, one for each class of security owned. To ensure that all of your shares are voted, sign and return each proxy card or, if you submit your proxy vote by internet, vote once for each proxy card you receive.

Can I vote my shares in person at the Special Meeting?

If you are a stockholder of record, you may vote your shares in person at the Special Meeting by completing a ballot at the Special Meeting. If you need directions to the Special Meeting, please call the Company’s offices at (952) 698-6980. Even if you currently plan to attend the Special Meeting, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the Special Meeting.

If you are a street name holder, you may vote your shares in person at the Special Meeting only if you obtain a signed letter or other proxy from your broker, bank, trust or other nominee giving you the right to vote the shares at the Special Meeting.

What vote is required for a proposal to be approved?

Approval of the Reverse Stock Split requires an affirmative vote by the holders of a majority of the shares of our common stock and Series C Convertible Preferred Stock (on an as-converted basis), voting together as one class, on the Record Date who are entitled to vote at the Special Meeting.

How are votes counted?

You may vote “FOR,” “AGAINST” or “ABSTAIN” on each of the proposals.

If you submit your proxy but abstain from voting on one or more matters, your shares will be counted as present at the Special Meeting for the purpose of determining a quorum. Your shares also will be counted as present at the Special Meeting for the purpose of calculating the vote on the particular matter with respect to which you abstained from voting.

If you abstain from voting on a proposal, your abstention has the same effect as a vote against that proposal.

If your shares are registered in your name or if you have stock certificates, they will not be counted if you do not vote as described above under “How do I vote my shares?”

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How will the proxies vote on any other business brought up at the Special Meeting?

By submitting your proxy card, you authorize the proxies to use their judgment to determine how to vote on any other matter brought before the Special Meeting. We do not know of any other business to be considered at the Special Meeting.

The proxies’ authority to vote according to their judgment applies only to shares you own as the stockholder of record.

Who will count the vote?

Representatives of Corporate Stock Transfer, Inc., our transfer agent, will tabulate votes and act as independent inspectors of election.

How does the Board of Directors recommend that I vote?

You will vote on the following management proposals:

●	Approval of an amendment to the Certificate of Incorporation to effect a reverse split of our issued and outstanding shares of common stock at a ratio of between 1-for-1.01 and 1-for-4, inclusive, which ratio will be selected at the sole discretion of our Board at any number in the above range, with any fractional shares that would otherwise be issued as a result of the Reverse Stock Split being rounded up to the nearest whole share; provided, that our Board may abandon the Reverse Stock Split in its sole discretion; and

●	Approval of one or more adjournments to the Special Meeting, if necessary or appropriate, to establish a quorum or to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting cast in favor of Proposal 1.

The Board of Directors recommends that you vote FOR the Reverse Stock Split and FOR the Adjournment Approval.

What if I do not specify how I want my shares voted?

If you submit a signed proxy card or submit your proxy by internet and do not specify how you want to vote your shares, we will vote your shares FOR the Reverse Stock Split and FOR the Adjournment Approval.

Can I change my vote after submitting my proxy?

Yes. You may revoke your proxy and change your vote at any time before your proxy is voted at the Special Meeting. If you are a stockholder of record, you may revoke your proxy and change your vote by submitting a later-dated proxy by internet (if you are a holder of common stock) or mail, or by voting in person at the Special Meeting. To request an additional proxy card, or if you have any questions about the Special Meeting or how to vote or revoke your proxy, you should contact Corporate Stock Transfer, Inc. at (303) 282-4800.

Where and when will I be able to find the results of the voting?

Preliminary results will be announced at the Special Meeting. We will publish the final results in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission (“SEC”) no later than four business days after the date of the Special Meeting.

Can I require you to purchase my stock?

No. Under the Delaware General Corporation Law (“DGCL”), you are not entitled to appraisal and purchase of your common stock as a result of the Reverse Stock Split or any of the other Proposals set forth herein.

Who pays for the cost of proxy preparation and solicitation?

We pay for the cost of proxy preparation and solicitation, including the reasonable charges and expenses of brokerage firms, banks or other nominees for forwarding proxy materials to street name holders. We are soliciting proxies primarily by mail. In addition, our directors, officers and regular employees may solicit proxies by telephone, facsimile or personally. These individuals will receive no additional compensation for their services other than their regular salaries.

How can I communicate with Cachet Financial Solutions’ Board of Directors?

Stockholders may communicate with our Board by sending a letter addressed to the Board of Directors, all independent directors or specified individual directors to: Cachet Financial Solutions, Inc., c/o Secretary, 18671 Lake Drive East Southwest Tech Center A, Minneapolis, MN 55317. All communications will be compiled by the Secretary and submitted to the Board of Directors or the specified directors on a periodic basis.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the beneficial ownership of our common stock by each person or group who beneficially owned 5% or more of our common stock, each of our directors, each of our executive officers and our directors and executive officers as a group, as of January 9, 2017. Percentage ownership calculations for beneficial ownership are based on 3,190,403 shares outstanding as of January 9, 2017. The information regarding the beneficial owners of more than 5% of our common stock is based upon information supplied to us by our directors, officers and principal stockholders or on Schedules 13G filed with the SEC.

Beneficial ownership is determined in accordance with the rules of the SEC, and includes general voting power and/or investment power with respect to securities. The following shares of common stock are deemed outstanding for computing the beneficial ownership percentage of the person holding such securities but are not deemed outstanding for computing the beneficial ownership percentage of any other person: (i) shares of common stock owned by or for, among others, the spouse, children or certain other relatives of such person, (ii) shares of common stock issuable upon exercise of options or warrants that are currently exercisable or exercisable within 60 days of January 9, 2017, and (iii) shares of common stock issuable upon conversion of other securities currently convertible or convertible within 60 days of January 9, 2017.

Under the applicable SEC rules, each person’s beneficial ownership is calculated by dividing the total number of shares with respect to which they possess beneficial ownership by the total number of outstanding shares. In any case where an individual has beneficial ownership over securities that are not outstanding, but are issuable upon the exercise of options or warrants or similar rights within the next 60 days, that same number of shares is added to the denominator in the calculation described above. Because the calculation of each person’s beneficial ownership set forth in the “Percentage Beneficially Owned” column of the table may include shares that are not presently outstanding, the sum total of the percentages set forth in such column may exceed 100%. Unless otherwise indicated, the address of each of the following persons is c/o Cachet Financial Solutions, Inc., 18671 Lake Drive East, Southwest Tech Center A, Minneapolis, MN 55317, and, based upon information available or furnished to us, each such person has sole voting and investment power with respect to the shares set forth opposite his, her or its name.

Name and Address	Shares of Common Stock	Shares of Series C Convertible Preferred Stock	Shares of Common Stock Issuable Upon Conversion of Series C Convertible Preferred Stock(1)	Aggregate Shares of Common Stock (Including Series C Shares, As Converted)	Aggregate Percentage of Shares of Common Stock (Including Series C Shares, As Converted)
Directors and Executive Officers
Jeffrey C. Mack(2)	6,198	-	-	88,059	2.72%
Bruce Whitmore(3)	-	-	-	14,445	0.46%
Lawrence C. Blaney(4)	3,025	300	7,126	41,478	1.30%
Bryan D. Meier(5)	-	-	-	5,555	0.18%
Darin P. McAreavey(6)	66	-	-	66	0.00%
Michael J. Hanson(7)	224,544	8,500	201,909	1,044,732	26.28%
James L. Davis(8)	327,239	11,100	263,669	1,462,799	34.09%
Rod Jardine(9)	6,796	-	-	12,130	0.38%
Ruth Owades(10)	266	-	-	2,933	0.09%
Liyuan Woo(11)	-	-	-	2,667	0.08%
James J. Spencer(12)	-	-	-	2,667	0.08%
Robin S. O’Connell(13)	-	-	-	2,667	0.08%
All current directors and executive officers as a group	568,134	19,900	472,704	2,680,198	50.89%
Other Beneficial Owners of More Than Five Percent of Common Stock
Trooien Capital, LLC(14)	82,381	3,000	71,262	770,508	20.05%
Scarsdale Equities LLC(15)	23,235	5,330	126,602	326,329	9.44%
Tiburon Opportunity Fund, L.P.(16)	333,062	2,500	59,385	713,800	20.19%
Jon D & Linda W Gruber Trust(17)	308,625	5,000	118,770	734,929	20.52%
FLMM Limited(18)	325,741	5,000	118,770	1,230,431	30.31%
JMR Capital Limited(19)	148,148	-	-	190,371	5.95%
Columbus Capital(20)	-	-	-	765,294	19.52%

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(1)	Reflects dividends on Series C Convertible Preferred Stock payable in shares of common stock accrued through January 9, 2017.

(2)	The aggregate shares of common stock held by Mr. Mack includes 81,861 shares of common stock issuable upon exercise of outstanding options. On September 13, 2016, our Board of Directors approved a grant to Mr. Mack of an option to purchase 175,000 shares of our common stock, which grant is contingent and effective upon the consummation of our next underwritten public offering and has an exercise price equal to the public offering price per share in our next underwritten public offering. The option vests as to one-third of such grant on the date on which our next underwritten public offering is consummated and one-third on each of the first and second anniversary of such date, so long as Mr. Mack is employed by us on such anniversary dates.

(3)	The aggregate shares of common stock held by Mr. Whitmore includes 14,445 shares of common stock issuable upon exercise of outstanding options. On September 13, 2016, our Board of Directors approved a grant to Mr. Whitmore of an option to purchase 50,000 shares of our common stock, which grant is contingent and effective upon the consummation of our next underwritten public offering and has an exercise price equal to the public offering price per share in our next underwritten public offering. The option vests as to one-third of such grant on the date on which our next underwritten public offering is consummated and one-third on each of the first and second anniversary of such date, so long as Mr. Whitmore is employed by us on such anniversary dates.

(4)	The aggregate shares of common stock held by Mr. Blaney includes (i) 7,126 shares of common stock issuable upon conversion of shares of Series C Convertible Preferred Stock, (ii) 26,558 shares of common stock issuable upon exercise of outstanding options and (iii) 4,769 shares of common stock issuable upon exercise of outstanding warrants. On September 13, 2016, our Board of Directors approved a grant to Mr. Blaney of an option to purchase 75,000 shares of our common stock, which grant is contingent and effective upon the consummation of our next underwritten public offering and has an exercise price equal to the public offering price per share in our next underwritten public offering. The option vests as to one-third of such grant on the date on which our next underwritten public offering is consummated and one-third on each of the first and second anniversary of such date, so long as Mr. Blaney is employed by us on such anniversary dates.

(5)	The aggregate shares of common stock held by Mr. Meier includes 5,555 shares of common stock issuable upon exercise of outstanding options. On September 13, 2016, our Board of Directors approved a grant to Mr. Meier of an option to purchase 75,000 shares of our common stock, which grant is contingent and effective upon the consummation of our next underwritten public offering and has an exercise price equal to the public offering price per share in our next underwritten public offering. The option vests as to one-third of such grant on the date on which our next underwritten public offering is consummated and one-third on each of the first and second anniversary of such date, so long as Mr. Meier is employed by us on such anniversary dates.

(6)	Mr. McAreavey resigned his position as Chief Financial Officer and Executive Vice President effective as of February 7, 2016. His vested options expired unexercised on May 7, 2016. On September 13, 2016, our Board of Directors approved a grant to Mr. McAreavey of an option to purchase 8,000 shares of our common stock, which grant is contingent and effective upon the consummation of our next underwritten public offering and has an exercise price equal to the public offering price per share in our next underwritten public offering. The option vests as to one-third of such grant on the date on which our next underwritten public offering is consummated and one-third on each of the first and second anniversary of such date, so long as Mr. McAreavey is serving as a director on such anniversary dates.

(7)	The aggregate shares of common stock held by Mr. Hanson includes (i) 201,909 shares of common stock issuable upon conversion of shares of Series C Convertible Preferred Stock, (ii) 2,667 shares of common stock issuable upon exercise of outstanding options (iii) 93,281 shares of common stock issuable upon conversion of outstanding convertible notes and (iv) 522,331 shares of common stock issuable, upon exercise of outstanding warrants. On September 13, 2016, our Board of Directors approved a grant to Mr. Hanson of an option to purchase 8,000 shares of our common stock, which grant is contingent and effective upon the consummation of our next underwritten public offering and has an exercise price equal to the public offering price per share in our next underwritten public offering. The option vests as to one-third of such grant on the date on which our next underwritten public offering is consummated and one-third on each of the first and second anniversary of such date, so long as Mr. Hanson is serving as a director on such anniversary dates.

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(8)	The aggregate shares of common stock held by Mr. Davis includes (i) 263,669 shares of common stock issuable upon conversion of shares of Series C Convertible Preferred Stock, of which 23,754 shares are owned by Mr. Davis’ self-directed retirement account plan, (ii) 1,805 shares of common stock that are held by Mr. Davis’ spouse (either personally or through her individual retirement account), beneficial ownership of which Mr. Davis disclaims, (iii) 2,667 shares of common stock issuable upon exercise of outstanding options, (iv) 813,537 shares of common stock issuable upon exercise of outstanding warrants and (v) 55,687 shares of common stock issuable upon conversion of outstanding convertible notes. On September 13, 2016, our Board of Directors approved a grant to Mr. Davis of an option to purchase 8,000 shares of our common stock, which grant is contingent and effective upon the consummation of our next underwritten public offering and has an exercise price equal to the public offering price per share in our next underwritten public offering. The option vests as to one-third of such grant on the date on which our next underwritten public offering is consummated and one-third on each of the first and second anniversary of such date, so long as Mr. Davis is serving as a director on such anniversary dates.

(9)	The aggregate shares of common stock held by Mr. Jardine includes 5,334 shares of common stock issuable upon exercise of outstanding options. On September 13, 2016, our Board of Directors approved a grant to Mr. Jardine of an option to purchase 8,000 shares of our common stock, which grant is contingent and effective upon the consummation of our next underwritten public offering and has an exercise price equal to the public offering price per share in our next underwritten public offering. The option vests as to one-third of such grant on the date on which our next underwritten public offering is consummated and one-third on each of the first and second anniversary of such date, so long as Mr. Jardine is serving as a director on such anniversary dates.

(10)	The aggregate shares of common stock held by Ms. Owades includes 2,667 shares of common stock issuable upon exercise of outstanding options.

(11)	The aggregate shares of common stock held by Ms. Woo includes 2,667 shares of common stock issuable upon exercise of outstanding options.

(12)	The aggregate shares of common stock held by Mr. Spencer includes 2,667 shares of common stock issuable upon exercise of outstanding options.

(13)	The aggregate shares of common stock held by Mr. O’Connell includes 2,667 shares of common stock issuable upon exercise of outstanding options.

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(14)	The aggregate shares of common stock held by Trooien Capital includes (i) 71,262 shares of common stock issuable upon conversion of shares of Series C Convertible Preferred Stock issued to Mr. Gerald Trooien and (ii) 616,865 shares of common stock issuable upon exercise of outstanding warrants. The address of this shareholder is 965 Summit Avenue, St. Paul, MN 55105.

(15)	The aggregate shares of common stock held by Scarsdale Equities LLC includes (i) 126,602 shares of common stock issuable upon conversion of shares of Series C Convertible Preferred Stock and (ii) 176,492 shares of common stock issuable upon exercise of outstanding warrants. The address of this shareholder is 10 Rockefeller Plaza, Suite 720, New York, NY 10020.

(16)	The ownership percentage set forth herein does not give effect to certain provisions of (i) warrants to purchase 112,651 shares of common stock and (ii) our convertible preferred stock (2,500 shares of which are owned by the named person), that limit the exercise of the warrants and conversion of the stock if the holder would beneficially own more than 4.99% (and in certain circumstances more than 9.99%) following such exercise or conversion. The address of this shareholder is 13313 Point Richmond Beach Road NW, Gig Harbor, WA 98332.

(17)	The aggregate shares of common stock held by Jon D. & Linda W. Gruber Trust includes (i) 118,770 shares of common stock issuable upon conversion of shares of Series C Convertible Preferred Stock, (ii) 232,346 shares of common stock issuable upon exercise of outstanding warrants and (iii) 75,188 shares of common stock issuable upon conversion of outstanding convertible notes. The address of this shareholder is 234 Van Ness, Ste 5, San Francisco, CA 94133.

(18)	The aggregate shares of common stock held by FLMM Ltd. includes (i) 118,770 shares of common stock issuable upon conversion of shares of Series C Convertible Preferred Stock, (ii) 537,799 shares of common stock issuable upon exercise of outstanding warrants and (iii) 248,121 shares of common stock issuable upon conversion of outstanding convertible notes. The address of this shareholder is 2711 North Haskell, Suite 1650, Dallas TX 75204.

(19)	The aggregate shares of common stock held by JMR Capital Limited includes 42,223 shares of common stock issuable upon exercise of outstanding warrants. The address of this shareholder is 2711 North Haskell, Suite 1650, Dallas TX 75204.

(20)	The aggregate shares of common stock held by Columbus Capital includes (i) 375,534 shares of common stock issuable upon exercise of outstanding warrants and (ii) 389,760 shares of common stock issuable upon conversion of outstanding convertible notes. The address of this shareholder is 350 California Street., 22nd Floor, San Francisco, CA 94104.

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PROPOSAL 1-APPROVAL OF AMENDMENT TO OUR CERTIFICATE OF INCORPORATION

TO EFFECT A REVERSE STOCK SPLIT

General

Our Board is hereby soliciting stockholder authorization to amend our Certificate of Incorporation in the form set forth in Appendix A to this Proxy Statement (the “Charter Amendment”) to effect a reverse split of our issued and outstanding shares of common stock (the “Reverse Stock Split”) upon a determination by our Board that such amendment is necessary and appropriate to obtain an original listing of the common stock on The Nasdaq Capital Market, and such Reverse Stock Split shall be at a ratio of between 1-for-1.01 and 1-for-4, inclusive, which ratio will be selected at the sole discretion of our Board at any number in the above range, with any fractional shares that would otherwise be issuable as a result of the Reverse Stock Split being rounded up to the nearest whole share. A vote “FOR” the Reverse Stock Split will constitute approval of the Charter Amendment providing for the combination of between 1.01 and four shares of common stock, inclusive, as determined in the sole discretion of our Board, into one (1) share of common stock. If our stockholders approve this proposal, our Board will have the authority, but not the obligation, in its sole discretion and without further action on the part of our stockholders, to select the Reverse Stock Split ratio in the above range and implement the Reverse Stock Split by filing the Reverse Stock Split Amendment with the Secretary of State of the State of Delaware at any time after the stockholder approval of the Reverse Stock Split Amendment and before the second anniversary of the date of the stockholder approval. Our Board reserves the right to abandon the Reverse Stock Split at any time prior to filing the Reverse Stock Split Amendment if it determines, in its sole discretion, that this proposal is no longer in the best interests of the Company and its stockholders. Except for any changes as a result of the treatment of fractional shares, each stockholder will hold the same percentage of common stock outstanding immediately following the Reverse Stock Split as such stockholder held immediately prior to the Reverse Stock Split.

Purpose of the Reverse Stock Split

Our Board believes that the Reverse Stock Split may be desirable for a number of reasons. First, our Board believes that the Reverse Stock Split may better enable us to list our common stock on a national exchange. Second, our Board believes that the Reverse Stock Split could improve the marketability and liquidity of our common stock while we continue to progress towards achieving our business objectives.

Our common stock is currently quoted on the Over-the-Counter Bulletin Board (“OTC Bulletin Board”). Our Board believes that it is in the best interests of the Company and its stockholders to list our common stock on a national exchange. Alternative markets like the OTC Bulletin Board or the “pink sheets” maintained by the Pink OTC Markets, Inc. are generally considered to be less efficient and not as widely followed as other exchanges like those operated by The Nasdaq Stock Market (“NASDAQ”) or NYSE AMEX.

In order for us to list our common stock on NASDAQ, we must satisfy certain listing standards, one of which requires a minimum bid price of  $4.00 per share. In addition, because our Company was formed by a reverse merger as defined by NASDAQ and less than four fiscal years have passed since that transaction, we are required to meet additional listing standards under NASDAQ Rule 5110(c). Specifically, among other requirements, unless an exemption or relief can be obtained from NASDAQ, we must maintain a closing price of $4 per share or higher for a sustained period of time, but in no event for less than 30 of the most recent 60 trading days (i) immediately prior to the filing of an initial listing application with NASDAQ in order to be eligible to submit such application for initial listing and (ii) prior to approval of the Company’s listing application by NASDAQ.

On June 2, 2016, because the closing price for our common stock as reported on the OTC Bulletin Board was $0.36 per share as of May 31, 2016, our Board approved and recommended to our stockholders for their approval a proposal to amend our Amended and Restated Certificate of Incorporation to effect a reverse split at a ratio of between 1-for-5 and 1-for-25, with the exact reverse split ratio to be set within the range as determined by our Board in its sole discretion. The reverse split of our outstanding shares of common stock was approved by our stockholders by written consent in June 2016. On July 13, 2016, our Board fixed the reverse split ratio at 1-for-15, and we implemented the 1-for-15 reverse split on July 27, 2016. As of January 17, 2017, the closing price for our common stock as reported on the OTC Bulletin Board was $3.28 per share.

Our Board believes that the Reverse Stock Split may help us satisfy the minimum bid price listing standards of a national exchange. However, the effect of the Reverse Stock Split upon the trading price of our common stock cannot be predicted with any certainty, and the history of similar reverse stock splits for companies in like circumstances is varied. It is possible that the per share price of our common stock after the Reverse Stock Split will not rise in proportion to the reduction in the number of shares of our common stock outstanding resulting from the Reverse Stock Split, and even if it does rise in proportion there can be no assurance that the trading price per post-Reverse Stock Split share will remain at that level for a sustained period of time. The trading price of our common stock may be based also on other factors that may be unrelated to the number of shares outstanding, including investors’ perceptions of our future performance. Notwithstanding the foregoing, our ability to list our stock on a national exchange is subject to numerous requirements other than a minimum share price, including equity and market capitalization requirements and certain corporate governance requirements, such as having a majority of independent board members. Accordingly, even if our share price were to rise as a result of the Reverse Stock Split, there can be no assurance that we would be able to list our stock on a national exchange such as NASDAQ.

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Our Board also believes that any increase in the trading price of our common stock as a result of implementing the Reverse Stock Split may improve the marketability and liquidity of our common stock, including facilitating efforts to accomplish future offerings of our common stock. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. It should be noted that the liquidity of our common stock may be adversely affected by the proposed Reverse Stock Split given the reduced number of shares that would be outstanding after the Reverse Stock Split. Our Board believes, however, that any higher trading price may reduce, to some extent, the negative effects on the liquidity and marketability of our common stock that may result from some of the policies and practices of institutional investors and brokerage houses described above.

Board Discretion to Implement Reverse Stock Split

The Reverse Stock Split will be effected, if at all, only upon a determination by our Board that the Reverse Stock Split (with an exchange ratio determined by our Board of Directors as described above) is in the best interests of the Company and its stockholders. The determination by our Board as to whether the Reverse Stock Split will be effected, if at all, will be based upon certain factors, including the prospect of being able to meet the listing requirements for a national securities exchange like NASDAQ in the near future, existing and expected marketability and liquidity of our common stock, prevailing market conditions and the likely effect on the trading price of our common stock. If our Board determines to effect the Reverse Stock Split, our Board will consider certain factors in selecting the specific exchange ratio, including the overall market conditions at the time and the recent trading history of our common stock. However, there can be no assurance that any Reverse Stock Split that our Board may elect to effect will have the desired consequences.

Notwithstanding approval of the Reverse Stock Split by the stockholders, our Board may, in its sole discretion, abandon the proposed amendment and determine not to effect the Reverse Stock Split prior to the second anniversary of the date such action is approved by the stockholders. If our Board fails to implement the Reverse Stock Split prior to the second anniversary of the date such action is approved by the stockholders, stockholder approval again would be required prior to implementing the Reverse Stock Split thereafter.

Certain Risk Factors Associated with the Reverse Stock Split

There can be no assurance that the total market capitalization of our common stock (the aggregate value of all our common stock outstanding at the then trading price) after the proposed Reverse Stock Split will be equal to or greater than the total market capitalization before the proposed Reverse Stock Split or that the per share trading price of our common stock following the Reverse Stock Split will either equal or exceed the per share trading price prior to the Reverse Stock Split multiplied by the Reverse Stock Split ratio.

There can be no assurance that the trading price per post-split share of the Company’s common stock will remain unchanged or increase in proportion to the reduction in the number of pre-split shares of the Company’s common stock outstanding before the Reverse Stock Split. For example, based on the trading price of the Company’s common stock on January 17, 2017 of $3.28 per share, if our Board decided to implement the Reverse Stock Split and selects a Reverse Stock Split ratio of one-for-two there can be no assurance that the post-split trading price of our common stock would be $6.56 per share or greater.

Accordingly, the total market capitalization of our common stock after the proposed Reverse Stock Split may be lower than the total market capitalization before the proposed Reverse Stock Split and, in the future, the trading price of our common stock following the Reverse Stock Split may not exceed or remain higher than the trading price multiplied by the Reverse Stock Split ratio.

If the Reverse Stock Split is effected, the resulting per-share stock price of our common stock may not attract institutional investors or investment funds and may not satisfy the investing guidelines of such investors and, consequently, the trading liquidity of our common stock may not improve.

While our Board believes that a higher stock price may help generate investor interest, there can be no assurance that the Reverse Stock Split will result in a per-share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of the Company’s common stock may not necessarily improve.

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A decline in the trading price of the Company’s common stock after the Reverse Stock Split may result in a greater percentage decline than would occur in the absence of a reverse stock split, and the liquidity of the Company’s common stock could be adversely affected following such a Reverse Stock Split.

If the Reverse Stock Split is effected and the trading price of the Company’s common stock declines, the percentage decline may be greater than would occur in the absence of a Reverse Stock Split. The trading price of the Company’s common stock will, however, also be based on the Company’s performance and other factors, which are unrelated to the number of shares outstanding. Furthermore, the liquidity of the Company’s common stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Stock Split.

Principal Effects of a Reverse Stock Split

Common Stock

Our common stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, and we are subject to the periodic reporting and other requirements of the Exchange Act. We do not expect the Reverse Stock Split to affect the registration of our common stock under the Exchange Act. Our common stock is currently quoted under the symbol “CAFN” on the OTCQB. The Reverse Stock Split will not be implemented until we receive the requisite approval from FINRA.

After the effective date of the Reverse Stock Split, each stockholder will own fewer shares of our common stock. However, the Reverse Stock Split will generally affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in us, except to the extent that the Reverse Stock Split results in any of our stockholders receiving a whole share in lieu of a fractional share as described below. Proportionate voting rights and other rights and preferences of the holders of our common stock will not be effected by a Reverse Stock Split other than as a result of the rounding up to issue a whole share in lieu of issuing fractional shares. Further, the number of stockholders of record will not be effected by a Reverse Stock Split.

The Reverse Stock Split may decrease the number of stockholders who hold less than a “round lot,” or 100 shares. This has two disadvantages. First, the rules of NASDAQ require that we have 300 round lot stockholders, respectively, to be listed on such exchange. Second, the transaction costs to stockholders selling “odd lots” are typically higher on a per share basis. Consequently, the Reverse Split could increase the transaction costs to existing stockholders in the event they wish to sell all or a portion of their position.

The Reverse Stock Split would not change the number of authorized shares of our common stock as designated by our Amended and Restated Certificate of Incorporation. Therefore, because the number of issued and outstanding shares of common stock would decrease, the number of shares remaining available for issuance under our authorized pool of common stock would increase from 496,809,597 to 496,841,185 (as of January 17, 2017, assuming a 1:1.01 Reverse Stock Split ratio) or 499,202,399 (as of January 17, 2017, assuming a 1:4 Reverse Stock Split ratio), proportionately to the ratio of the Reverse Stock Split.

These additional shares of common stock would be available for issuance from time to time for corporate purposes such as raising additional capital, acquisitions of companies or assets and sales of stock or securities convertible into or exercisable for common stock. We believe that the availability of the additional shares will provide us with the flexibility to raise the necessary capital meet business needs as they arise and to take advantage of favorable opportunities. If we issue additional shares for any of these purposes, the ownership interest of our current stockholders would be diluted. Although we continually examine potential acquisitions of companies or assets or other favorable opportunities, there are no current plans or arrangements to issue any additional shares of our common stock for such purposes.

These Proposals have been prompted solely by the business considerations discussed in the preceding paragraphs. Nevertheless, the additional shares of our common stock that would become available for issuance following the Reverse Stock Split could also be used by our management to oppose a hostile takeover attempt or delay or prevent changes in control or changes in or removal of management, including transactions that are favored by a majority of our stockholders or in which our stockholders might otherwise receive a premium for their shares over then-current trading prices or benefit in some other manner. For example, without further stockholder approval, our Board could sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Our Board is not aware of any pending takeover or other transactions that would result in a change in control, and the proposal was not adopted to thwart any such efforts.

The following table depicts the prospective effects of the Reverse Stock Split, as of the Record Date, on the number of shares of our common stock outstanding, the number of shares of our common stock reserved for future issuance and the number of authorized but unissued and unreserved shares of our common stock that would be available for issuance after the Reverse Stock Split. As discussed above, the number of shares of our common stock authorized for issuance under our Amended and Restated Certificate of Incorporation would remain unaffected by the Reverse Stock Split.

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	Common Stock Outstanding(1)	Shares Reserved for Issuance(2)	Shares Available for Issuance(3)
Prior to the Reverse Stock Split	[ ]	[_______]	[_______]
Pro-forma at 1:1.01 Reverse Stock Split ratio	[ ]	[_______]	[_______]
Pro-forma at 1:4 Reverse Stock Split ratio	[ ]	[_______]	[_______]

(1) Represents the total number of shares of common stock that are outstanding, but without giving effect to any rounding to whole shares in lieu of fractional shares.

(2) Represents the total number of shares of our common stock reserved for issuance pursuant to equity incentive plans assuming passage of Proposal 1 and options issued outside plans. Does not include securities issuable upon conversion of convertible securities described below.

(3) Represents the total number of shares of authorized common stock that will be neither outstanding nor reserved for issuance, but without giving effect to any rounding to whole shares in lieu of fractional shares.

Convertible Debt

As of December 31, 2016, we have $7.1 million outstanding under convertible notes. Immediately following the Reverse Stock Split, convertible notes will be subject to adjustment pursuant to which the shares of common stock to be issued upon full conversion will be combined and reduced into a smaller number of shares (within the stockholder-approved range referred to above) and the conversion price under each note will be multiplied by a fraction of which the numerator shall be the number of shares of common stock (excluding any treasury shares of the company) outstanding immediately before the Reverse Stock Split and of which the denominator shall be the number of shares of common stock outstanding immediately after the Reverse Stock Split.

Preferred Stock

As of December 31, 2016, there were 43,530 shares of Series C Convertible Preferred Stock issued and outstanding. Immediately following the Reverse Stock Split, shares of Series C Preferred Stock will be subject to adjustment pursuant to which the shares of common stock to be issued upon full conversion will be combined and reduced into a smaller number of shares (within the stockholder-approved range referred to above) and the conversion price then in effect will be multiplied by a fraction of which the numerator shall be the number of shares of common stock (excluding any treasury shares of the Company) outstanding immediately before the Reverse Stock Split and of which the denominator shall be the number of shares of common stock outstanding immediately after the Reverse Stock Split.

Warrants

As of December 31, 2016, we have outstanding warrants for the purchase of an aggregate of up to 4,343,528 shares of our common stock. Immediately following the Reverse Stock Split, such warrants will be exercisable to purchase approximately an aggregate between 4,300,523 and 1,085,882 shares of our common stock. Any new warrants that are issued prior to the Reverse Stock Split will be subject to customary adjustments regarding the number of shares and the exercise price for any exercise.

Options

As of December 31, 2016 we currently have outstanding options to purchase an aggregate of 337,846 shares of our common stock. Immediately following the Reverse Stock Split, such options will be exercisable to purchase approximately an aggregate of between 334,501 and 84,462 shares of our common stock. The number of shares reserved for issuance under our existing equity incentive plans would be reduced proportionally based on the ratio of the Reverse Stock Split. Any new options that are issued prior to the Reverse Stock Split will be subject to customary adjustments regarding the number of shares and the exercise price for any exercise.

Treatment of Fractional Shares

Our stockholders will not receive fractional post-Reverse Stock Split shares in connection with the Reverse Stock Split. Instead, any fractional shares that would otherwise be issuable as a result of the Reverse Stock Split will be rounded up to the nearest whole share.

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Procedure for Effecting Reverse Stock Split; Effective Date

If the stockholders approve the proposal to authorize the Reverse Stock Split and our Board decides to implement the Reverse Stock Split at any time before the second anniversary date of this meeting, we will promptly file a Certificate of Amendment with the Secretary of State of the State of Delaware to amend the existing Amended and Restated Certificate of Incorporation. The Reverse Stock Split will become effective on the date of filing the Certificate of Amendment, which is referred to as the “effective date.” Beginning on the effective date, each certificate representing pre-Reverse Stock Split shares will be deemed for all corporate purposes to evidence ownership of post-Reverse Stock Split shares. The text of the Certificate of Amendment is set forth in Appendix A to this proxy statement. The text of the Certificate of Amendment is subject to modification to include such changes as may be required by the office of the Secretary of State of the State of Delaware and as our Board deems necessary and advisable to effect the Reverse Stock Split, including the applicable ratio for the Reverse Stock Split

No Going-Private Transaction

Notwithstanding the decrease in the number of outstanding shares following the proposed Reverse Stock Split, our Board does not intend for the Reverse Stock Split to be the first step in a “going-private transaction” within the meaning of Rule 13e-3 of the Exchange Act. In fact, since all fractional shares of common stock resulting from the Reverse Stock Split will be rounded up to the nearest whole share, there will be no reduction in the number of stockholders of record that could provide the basis for a going-private transaction.

Exchange of Stock Certificates

As of the effective date of the Reverse Stock Split, each certificate representing shares of common stock before the Reverse Stock Split would be deemed, for all corporate purposes, to evidence ownership of the reduced number of shares of common stock resulting from the Reverse Stock Split, except that holders of unexchanged shares would not be entitled to receive any dividends or other distributions payable by the Company after the effective date until they surrender their old stock certificates for exchange. All shares, underlying options and warrants and other securities would also be automatically adjusted on the effective date.

The Company’s transfer agent, Corporate Stock Transfer, Inc., would act as the exchange agent for purposes of implementing the exchange of stock certificates. As soon as practicable after the effective date, stockholders and holders of securities convertible into common stock would be notified of the effectiveness of the Reverse Stock Split. Stockholders of record would receive a letter of transmittal requesting them to surrender their stock certificates for stock certificates reflecting the adjusted number of shares as a result of the Reverse Stock Split. Persons who hold their shares in brokerage accounts or “street name” would not be required to take any further actions to effect the exchange of their certificates. No new certificates would be issued to a stockholder until such stockholder has surrendered the outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Until surrender, each certificate representing shares before the Reverse Stock Split would continue to be valid and would represent the adjusted number of shares based on the exchange ratio of the Reverse Stock Split, rounded up to the nearest whole share. Stockholders should not destroy any stock certificate and should not submit any certificates until they receive a letter of transmittal.

Accounting Matters

The Reverse Stock Split will not affect the par value of a share of our common stock. As a result, as of the Effective Time of the Reverse Stock Split, the stated capital attributable to common stock on our balance sheet will be reduced proportionately based on the Reverse Stock Split ratio (including a retroactive adjustment for prior periods), and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Reported per share net income or loss will be higher because there will be fewer shares of common stock outstanding.

No Appraisal Rights

Under the DGCL, stockholders are not entitled to dissenters’ or appraisal rights with respect to the Reverse Stock Split, and we will not independently provide stockholders with any such rights.

Material United States Federal Income Tax Considerations

Any discussion of tax matters set forth in this proxy statement was not intended or written to be used, and cannot be used by you, for the purpose of avoiding tax-related penalties under federal, state or local tax law. Stockholders should seek advice based on their particular circumstances from an independent tax advisor.

The following is a summary of material United States federal income tax consequences of the Reverse Stock Split to stockholders. Except where noted, this summary deals only with our common stock and Series C Preferred Stock that is held as a capital asset for federal income tax purposes.

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This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and Treasury regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those summarized below.

This summary does not address all aspects of United States federal income taxes that may be applicable to holders of common stock or Series C Preferred Stock and does not deal with non-United States, state, local or other tax considerations that may be relevant to stockholders in light of their particular circumstances. In addition, it does not represent a detailed description of the United States federal income tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws (including if you are a dealer in securities or currencies; a financial institution; a regulated investment company; a real estate investment trust; an insurance company; a tax-exempt organization; a person holding shares as part of a hedging, integrated or conversion transaction, a constructive sale or a straddle; a trader in securities that has elected the mark-to-market method of accounting for your securities; a person liable for alternative minimum tax; a person who owns or is deemed to own 10% or more of our voting stock; a person who acquired our common stock pursuant to the exercise of compensatory stock options or the vesting of restricted shares of common stock; a partnership or other pass-through entity for United States federal income tax purposes; a person whose “functional currency” is not the United States dollar; a United States expatriate; a “controlled foreign corporation”; or a “passive foreign investment company”).

We cannot assure you that a change in law will not significantly alter the tax considerations that we describe in this summary. No ruling from the Internal Revenue Service or opinion of counsel will be obtained regarding the federal income tax consequences to stockholders as a result of the Reverse Stock Split.

If a partnership (or other entity treated as a partnership for United States federal income tax purposes) holds our common stock and/or Series C Preferred Stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our common stock and/or Series C Preferred Stock, you should consult your tax advisors.

We believe that the Reverse Stock Split, if implemented, would be a tax-free recapitalization under the Code. If the Reverse Stock Split qualifies as a recapitalization under the Code, then, generally, for United States federal income tax purposes, no gain or loss will be recognized by the Company in connection with the Reverse Stock Split, and no gain or loss will be recognized by stockholders upon the exchange of stock in the Reverse Stock Split. The post-split common stock in the hands of a stockholder following the Reverse Stock Split will have an aggregate basis equal to the aggregate basis of the pre-split common stock, as applicable, held by that stockholder immediately prior to the Reverse Stock Split. Similarly, a stockholder’s holding period for the post-split common stock will be the same as the holding period for the pre-split common stock exchanged therefor.

Alternative characterizations of the Reverse Stock Split are possible. For example, while the Reverse Stock Split, if implemented, would generally be treated as a tax-free recapitalization under the Code, stockholders whose fractional shares resulting from the Reverse Stock Split are rounded up to the nearest whole share may recognize gain for United States federal income tax purposes equal to the value of the additional fractional share. Stockholders should consult their own tax advisors regarding alternative characterizations and tax consequences of the Reverse Stock Split for United States federal income tax purposes.

Required Vote of Stockholders

Approval of the Reverse Stock Split requires an affirmative vote by the holders of a majority of the shares of our common stock and Series C Preferred Stock (on an as-converted basis), voting together as one class, on the Record Date who are entitled to vote at the Special Meeting. Abstentions will have the same effect as votes against the proposal. Your broker or nominee has discretionary authority to vote your shares with respect to “routine” proposals but not with respect to “non-routine” proposals. We believe that the Reverse Stock Split is a routine matter and so may be voted on by your broker if you do not submit voting instructions.

If the required votes for this proposal are obtained, then our Board will have the authority to select the Reverse Stock Split ratio in the stated range and authorize the filing of the Reverse Stock Split Amendment in substantially the form attached to this Proxy Statement as Appendix A at any time after the stockholder approval of the Reverse Stock Split and before the second anniversary of the date of the stockholder approval. Our Board reserves the right to abandon the proposed Reverse Stock Split at any time prior to the effectiveness of the filing of the Reverse Stock Split Amendment with the Delaware Secretary of State, notwithstanding approval of the proposed Reverse Stock Split by our stockholders.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE REVERSE STOCK SPLIT.

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PROPOSAL 2--APPROVAL OF ONE OR MORE ADJOURNMENTS TO THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO ESTABLISH A QUORUM OR TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES IN FAVOR OF PROPOSAL 1

We are asking our stockholders to vote on a proposal to approve one or more adjournments to the Special Meeting, if necessary or appropriate, to establish a quorum or to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting cast in favor of Proposal 1.

Required Vote of Stockholders

Approval of one or more adjournments to the Special Meeting, if necessary or appropriate, to establish a quorum or to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting cast in favor of Proposal 1 requires the affirmative vote of the holders of a majority of the shares of our common stock and Series C Preferred Stock (on an as-converted basis), voting together as one class, present in person or by proxy at the Special Meeting and entitled to vote. A “broker non-vote” or a failure to submit a proxy or vote at the Special Meeting will have no effect on the outcome of the vote for this Proposal 2. For purposes of the vote on this Proposal 2, an abstention will have the same effect as a vote “AGAINST” such proposal.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF ONE OR MORE ADJOURNMENTS TO THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO ESTABLISH A QUORUM OR TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES IN FAVOR OF PROPOSAL 1.

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“HOUSEHOLDING” OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement or annual report, as applicable, addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. Although we do not household for our registered stockholders, some brokers household proxy materials and annual reports, delivering a single proxy statement and annual report to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or annual report, or if you are receiving multiple copies of either document and wish to receive only one, please notify your broker. We will deliver promptly upon written or oral request a separate copy of our annual report and/or proxy statement to a stockholder at a shared address to which a single copy of either document was delivered. For copies of either or both documents, stockholders should write to Secretary, Cachet Financial Solutions, Inc., 18671 Lake Drive East Southwest Tech Center A, Minneapolis, Minnesota 55317, or call (952) 698-6980.

OTHER MATTERS

The Company is unaware of any business, other than described in this proxy statement that may be considered at the Special Meeting. If any other matters should properly come before the Special Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxies held by them in accordance with their best judgment.

To assure the presence of the necessary quorum and to vote on the matters to come before the Special Meeting, please promptly indicate your choices via the internet, by phone or by mail, according to the procedures described on the proxy card. The submission of a proxy via the internet, by phone or by mail does not prevent you from attending and voting at the Special Meeting.

AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports and other information with the SEC. Any interested party may inspect information filed by the Company, without charge, at the public reference facilities of the SEC at its principal office at 100 F. Street, N.E., Washington, D.C. 20549. Any interested party may obtain copies of all or any portion of the information filed by the Company at prescribed rates from the Public Reference Section of the SEC at its principal office at 100 F. Street, N.E., Washington, D.C. 20549. In addition, the SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding the Company and other registrants that file electronically with the SEC at http://www.sec.gov.

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APPENDIX A

CERTIFICATE OF AMENDMENT TO THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
CACHET FINANCIAL SOLUTIONS, INC.

Cachet Financial Solutions, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST: That the Board of Directors of the Corporation has duly adopted resolutions authorizing the Corporation to execute and file with the Secretary of State of the State of Delaware this Certificate of Amendment of Certificate of Incorporation (this “Amendment”).

SECOND: The Amendment to the Corporation’s Amended and Restated Certificate of Incorporation set forth below was duly adopted and approved by the Board of Directors by unanimous written consent effective as of , 2017 in accordance with the provisions of Section 242 of the DGCL and was approved by the stockholders at a special meeting of the Corporation’s stockholders, duly called and held upon notice in accordance with Section 222 of the DGCL, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That upon the effectiveness of this Amendment, the Amended and Restated Certificate of Incorporation is hereby amended as follows:

Section 4.5 Reverse Split. Upon this Certificate of Amendment becoming effective pursuant to the General Corporation Law of the State of Delaware (the “Effective Time”), each share of the corporation’s common stock, par value $.0001 per share, issued and outstanding immediately prior to the Effective Time, will be automatically reclassified as and converted into a fraction of a share of common stock, par value $.0001 per share, of the corporation the numerator of which is 1 and the denominator of which is [ ]. Any stock certificate that, immediately prior to the Effective Time, represented shares of the common stock, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, will represent the number of shares of the common stock as equals the quotient obtained by dividing the number of shares of common stock represented by such certificate immediately prior to the Effective Time by [ ]. No fractional shares of common stock will be issued as a result of the share combination effected pursuant to this paragraph. A holder of common stock at the Effective Time who would otherwise be entitled to a fraction of a share as a result of the share combination effected pursuant to this paragraph will, in lieu thereof, have such amount rounded up and be entitled to receive a full share of common stock for such fraction of a share.

IN WITNESS WHEREOF, the undersigned has caused this Amendment to be duly executed this ____ day of __________.

CACHET FINANCIAL SOLUTIONS, INC.

By:
Name:
Its:

A-1

Corporate Stock Transfer, Inc. 3200 Cherry Creek Dr. South Suite 430 Denver, CO 80209

Vote by Internet or Mail
24 Hours a Day, 7 Days a Week

If you are a holder of common stock, your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Internet voting is only available to registered holders of common stock.

INTERNET/MOBILE – https://secure.corporatestock.com/vote.php Use the Internet to vote your proxy until 12:00 p.m. (CT) on February, 2017.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet, you do NOT need to mail back your Proxy Card.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW,
SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

Please detach here

The Board of Directors Recommends a Vote FOR Proposals 1 and 2.

1.	Authorize the Board of Directors to amend the Company’s Fifth Amended and Restated Certificate of Incorporation to effect a reverse split of our issued and outstanding shares of common stock (the “Reverse Stock Split”) at a ratio of between 1-for-1.01 and 1-for-4, inclusive, which ratio will be selected at the sole discretion of our Board of Directors at any whole number in the above range, with any fractional shares that would otherwise be issued as a result of the Reverse Stock Split being rounded up to the nearest whole share; provided, that our Board of Directors may abandon the Reverse Stock Split in its sole discretion.	[ ] For	[ ] Against	[ ] Abstain

2.	Approval of one or more adjournments to the Special Meeting, if necessary or appropriate, to establish a quorum or to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting cast in favor of Proposal 1.	[ ] For	[ ] Against	[ ] Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.

Date_______________________________________
Address Change? Mark box [ ] Indicate Changes below

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy

CACHET FINANCIAL SOLUTIONS, INC.

SPECIAL MEETING OF STOCKHOLDERS

February , 2017

4:30 p.m., Central Time

Cachet Financial Solutions, Inc.
18671 Lake Drive East
Southwest Tech Center A
Minneapolis, MN 55317

Cachet Financial Solutions, Inc. 18671 Lake Drive East Southwest Tech Center A Minneapolis, MN 55317	proxy

This proxy is solicited by the Board of Directors for use at the Special Meeting on February , 2017.

The shares of stock you hold in your account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Proposals 1 and 2.

By signing the proxy, you revoke all prior proxies and appoint Jeffery C. Mack and Bryan Meier, and each of them with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Special Meeting and all adjournments.

See reverse for voting instructions.